SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2006

Accredited Mortgage Loan Trust 2005-1

(Issuer with respect to Securities)

Accredited Home Lenders, Inc.

(Exact name of Registrant as specified in its charter)

California	333-109964	33-0426859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Attention: General Counsel 15090 Avenue of Science San Diego, CA	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 676-2100

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Description of the Notes and the Mortgage Loans

Accredited Home Lenders, Inc. (the “Registrant”) has registered issuances of an aggregate of up to $5,700,000,000 in principal amount of asset-backed securities, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration File No. 333-109964) (as amended, the “Registration Statement”). Pursuant to the Registration Statement, Accredited Mortgage Loan Trust 2005-1, a Delaware statutory trust, issued $903,460,000 in aggregate principal amount of its Accredited Mortgage Loan Asset-Backed Notes, Series 2005-1 (the “Notes”) on February 24, 2005 (the “Closing Date”).

The Amended and Restated Trust Agreement filed in connection with the Notes is hereby amended pursuant to Amendment Number 1 to the Amended and Restated Trust Agreement, dated as of October 31, 2006 attached hereto as Exhibit 4.2, among Accredited Home Lenders, Inc., as sponsor, Accredited Mortgage Loan REIT Trust, as seller and U.S. Bank Trust National Association, as owner trustee.

2

Item 9.01 - Financial Statements and Exhibits:

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits:

4.2 Amendment Number 1 to the Amended and Restated Trust Agreement, dated as of October 31, 2006, among Accredited Home Lenders, Inc., as sponsor, Accredited Mortgage Loan REIT Trust, as seller and U.S. Bank Trust National Association, as owner trustee.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Mortgage Loan Trust 2005-1

By: Accredited Home Lenders, Inc.

By:	/s/ Charles O. Ryan
Name: Charles O. Ryan
Title: Securitization Coordinator

Dated: October 31, 2006

EXHIBIT INDEX

4.2 Amendment Number 1 to the Amended and Restated Trust Agreement, dated as of October 31, 2006, among Accredited Home Lenders, Inc., as sponsor, Accredited Mortgage Loan REIT Trust, as seller and U.S. Bank Trust National Association, as owner trustee.